UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 7, 2010

Biolase Technology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 7, 2010, Biolase Technology, Inc. (the "Company") received notice that Discus Dental LLC and Zap Lasers LLC together filed a complaint against the Company in the United States District Court for the Central District of California. The complaint alleges design patent and trademark infringement, unfair trade practices, and unfair competition involving the Company's iLase diode laser and seeks a declaration that the Company is infringing upon design patent and trademark rights, the enjoining of Company from such infringement (if found), and the destruction of the Company's iLase diode lasers and related marketing in its inventory.

Although the Company intends to defend vigorously the allegations contained in the complaint, the outcome of litigation is inherently difficult to predict, so there can be no assurance that an unfavorable outcome would not have a material adverse effect on the operating results, liquidity, or financial position of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

April 15, 2010	By:	/s/ David M. Mulder

Name: David M. Mulder
Title: Chief Executive Officer